Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 27, 2026, with respect to the consolidated financial statements of Elite Express Holding, Inc. as of November 30, 2025 and for the year ended November 30, 2025, which appears in the annual report on Form 10-K of Elite Express Holding, Inc. for the year ended November 30, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore

August 28, 2026

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